Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
John Carlson, Alanco Technologies, Inc., 480-505-4869

Alanco Announces Stock Repurchase Program

(Scottsdale, AZ – December 12, 2011) – Alanco Technologies, Inc. (OTCBB: ALAN.OB) announced today that its board of directors has authorized the Company to repurchase up to 2 million shares of its outstanding common stock over the next 12 months utilizing the Company’s available cash resources.  The timing and amount of future share repurchase will be determined by the
Company management and primarily based upon market conditions and share price.  The Company may suspend or discontinue repurchase at any time.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND
UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS.  THESE RISKS AND UNCERTAINTIES
INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR OUR PRODUCTS; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW
TECHNOLOGIES; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY’S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY
RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS.
THE COMPANY’S RISKS INCLUDE BUT ARE NOT LIMITED TO COSTS RELATED TO THE PROPOSED TRANSACTION; FAILURE TO OBTAIN THE REQUIRED APPROVAL OF THE
ALANCO SHAREHOLDERS; RISKS THAT THE CLOSING OF THE TRANSACTION IS SUBSTANTIALLY DELAYED OR THAT THE TRANSACTION DOES NOT CLOSE; AND MARKET
RISK ASSOCIATED WITH HOLDING THE ORBCOMM STOCK.

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